EXHIBIT 99.1

Dynamic Aerospace Systems, Ticker BRQL, Reports 2025 Annual Financial Results and Strategic Direction for 2026

ANN ARBOR, MI / ACCESS Newswire / April 15, 2026 / Dynamic Aerospace Systems (“DAS”) (OTCQB:BRQL), a leading innovator in unmanned aerial vehicles (UAVs) and aerospace technologies, today released the following letter to shareholders highlighting its 2025 annual financial results and strategic direction for 2026.

Dear Shareholders,

At the beginning of this year, we shared a detailed update outlining the milestones we achieved in 2025 and the strategic direction we set for 2026. That communication focused on what we built and how we positioned the Company for the future.

This letter serves a different purpose. It is intended to provide a more direct view into our financial posture, our capital priorities, and how we will tackle the evolving UAS and UAV landscape.

Financial Performance and Perspective

For the fiscal year ended December 31, 2025, the Company reported:

•	Net loss of $7.79 million,
•	Accumulated deficit $9.79 million,
•	Working capital deficit of $2.81 million

These results warrant a clear and direct explanation. A substantial portion of our reported loss is non-cash in nature, totaling approximately $4.87 million. These non-cash expenses were primarily driven by:

•	Impairment of goodwill: -$2.94 million
•	Amortization of intangible assets: -$0.23 million
•	Amortization of debt discount: -$0.78 million
•	Stock-based compensation: -$0.52 million
•	Depreciation and other non-cash items, including financing costs and derivative adjustments: $0.40 million

These items are required under accounting standards and reflect how the Company has been structured and financed, rather than the ongoing cash cost of operating the business.

In addition, we incurred approximately $158,000 of non-recurring costs, primarily related to:

•	Acquisition-related expenses tied to Vayu and GAC,
•	Legal and accounting costs associated with our S-1 process.

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When viewed together, these non-cash and non-recurring items account for a meaningful portion of the total reported loss. The more relevant measure for understanding our operating position is cash utilization. We estimate that our cash burn for 2025 averaged approximately $224,000 per month, equating to an annualized burn rate of approximately $2.7 million.

This distinction is important. Accounting losses reflect how the business is structured and cash utilization reflects how the business is being built.

A Dual-Engine Business Model

Dynamic Aerospace Systems is not built around a single product or revenue stream. We are developing two complementary engines of growth:

US Based UAV Manufacturing: Our UAV platforms including; the G1, US-1, and Mitigator are designed for deployment across:

•	Defense and government applications
•	Public safety and ISR operations
•	B2B and B2C consumer logistics

These systems provide a near-term pathway to revenue, while also establishing relationships with customers who require reliable, mission-capable unmanned systems. They are not conceptual. They are operational platforms designed for real-world use.

Autonomous Logistics Infrastructure for Long-Term Growth: At the same time, we are building a network-based logistics platform through our Dynamic Deliveries division.

This system integrates:

•	UAV fleets
•	Mobile fulfillment nodes
•	Real-time routing and orchestration
•	Regulatory-aligned flight corridors

It is designed to enable high-frequency, last-mile delivery across urban and semi-rural environments, and to generate recurring revenue across:

•	Retail delivery,
•	Healthcare logistics,
•	Government infrastructure,
•	Enterprise applications.

The relationship between these two engines is intentional:

•	UAVs provide market entry and early revenue,
•	Infrastructure provides scale, durability, and long-term value creation.

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Defense and Procurement Tailwinds

I intentionally use the word tailwinds above to describe the business environment we find ourselves in today. For much of the past decade, the UAS/UAV industry has navigated a challenging landscape from customer adoption to regulatory issues with the FAA, to Chinese and foreign supply chains. Progress was often incremental, and advancements were frequently met with regulatory hurdles and other setbacks that created the feeling of operating into persistent headwinds. That dynamic is beginning to shift. As we moved through 2025 and into 2026, we are seeing meaningful change. The regulatory environment is becoming more supportive, more aligned, and increasingly driven by real demand rather than theoretical potential. We are now operating at a time when global demand for unmanned systems is accelerating. Across the United States and allied nations, defense priorities are shifting towards:

•	Scalable, cost-effective UAS and UAV platforms
•	Rapid deployment capabilities
•	And domestically sourced, NDAA compliant supply chains.

This shift is structural, not temporary and I would be remiss if I didn't say that I believe Dynamic Aerospace Systems is well aligned to succeed with our:

•	U.S. based UAV development
•	Our Modular, mission-configurable platform design
•	And dual-use capabilities spanning defense and commercial markets

Our Fortis-class UAV systems further position us within this evolving landscape by aligning our platforms with specific mission profiles, including overwatch, logistics support, and tactical deployment.

While we remain in the early stages of commercialization, we believe these dynamics create a meaningful opportunity to participate in a growing and increasingly strategic segment of the market.

The Scale of the Opportunity

It is important to recognize the scale of the markets we are pursuing. There are very few industries in the world that exceed $1 trillion in annual economic activity. Logistics is one of them. Despite its size, much of the industry remains dependent on systems that are increasingly inefficient, costly, and constrained. We believe that will change. Our commitment to mastering autonomous flight and delivery is steadfast. Twenty years from now, it is reasonable to expect that the next generation will not live in a world where shipping and delivery are primarily performed by humans. Instead, goods will move through coordinated networks of; autonomous systems, cars, robots, and UAVs operating together.

To them, manual delivery may feel as outdated as the rotary phone does today and we are building our UAS and UAV systems with that future in mind.

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Looking Ahead

The priorities for the Company in 2026 are clear:

•	Convert our UAV products and logistics services into revenue
•	Advance regulatory approvals
•	List on the NYSE
•	Strengthen the balance sheet
•	And prepare for the next phase of growth

In closing, 2025 established the foundation for what comes next. The work ahead is to execute against that foundation with; discipline, clarity, and focus. We appreciate the continued support of our shareholders as we move into this next phase!

Best regards,

Kent Wilson

Chief Executive Officer / Chairman of the Board

Dynamic Aerospace Systems Corporation

About Dynamic Aerospace Systems (DAS):

Dynamic Aerospace Systems is a Nevada-incorporated business dedicated to developing innovative aerospace technologies, with a focus on advanced drones (UAVs) for military defense and commercial applications. Committed to engineering excellence and strategic partnerships, DAS delivers reliable, high-performance solutions to meet the evolving needs of the aerospace industry. The Company’s common stock is traded on the OTCQB Market under the ticker symbol “BRQL.”

For more information about DAS, visit: https://www.dynamicaerosystems.com/investor-relations/why-dynamic

Contact Information:

Dynamic Aerospace Systems (DAS)

3753 Plaza Dr, Ann Arbor, MI 48108

Investor Relations: ir@dynamicaerosystems.com

Media Inquiries: media@dynamicaerosystems.com

Follow DAS news and updates:

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Facebook: https://www.facebook.com/profile.php?id=61572730386312

StockTwits: https://stocktwits.com/symbol/BRQL

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Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the Company’s financial outlook, expected cash utilization, capital priorities, commercialization strategy, anticipated revenue generation from its unmanned aerial systems (“UAS”) platforms and autonomous logistics infrastructure, and the Company’s ability to execute on its stated strategic objectives, including advancing regulatory approvals, strengthening its balance sheet, and pursuing a potential uplisting to a national securities exchange.

Forward-looking statements are based on current expectations, assumptions, and projections regarding the Company’s business, industry conditions, and market opportunities, including anticipated demand for U.S.-manufactured, NDAA-compliant UAV systems, the growth of autonomous logistics networks, and the Company’s ability to develop and deploy its UAV platforms and Dynamic Deliveries infrastructure. Words such as “expects,” “anticipates,” “plans,” “believes,” “intends,” “may,” “will,” “could,” “should,” and similar expressions are intended to identify such forward-looking statements.

These statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Such risks include, but are not limited to: the Company’s ability to generate revenue from its UAV and logistics platforms; manage its cash burn and capital resources; obtain necessary regulatory approvals; successfully commercialize its technologies; execute on its dual-engine business model; compete effectively within the UAS/UAV industry; maintain and enforce its intellectual property; and adapt to evolving regulatory, economic, geopolitical, and market conditions. Additional risks are described in the Company’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by law, Dynamic Aerospace Systems undertakes no obligation to update or revise any forward-looking statements to reflect new information, future events, or otherwise.

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